SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 6, 1999





                                 VOICENET, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                      333-12979                 13-3896031
(State of incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)


                               1040 First Avenue
                                   Suite 101
                            New York, New York 10022
                    (Address of principal executive offices)


                                 (212)572-4861
                          (Issuer's telephone number)





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ITEM 5.  OTHER EVENTS.

     On October 6, 1999, Voicenet, Inc. (the "Company") completed the placement of 100,000 shares of Series A Convertible Preferred Stock, stated value $30 per share (the "Series A Preferred Stock"), of the Company for $3.0 million in cash. The securities were issued in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The Series A Preferred Stock was purchased by Voicenet (Aust.), Ltd., which was the majority shareholder of the Company prior to the offering.

     The holders of the Series A Preferred Stock are not entitled to receive dividends. The shares of Series A Preferred Stock are convertible into shares of the Company's Common Stock. Each share of Series A Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of
(i) $30.00 divided by (ii) the Conversion Price. The Conversion Price will be equal to 90% of the average closing "bid" price of the Company's publicly traded common stock for the thirty (30) consecutive trading days immediately preceding the date of conversion (the "Conversion Date") as reported by Bloomberg Financial L.P.

     Copies of the form of Preferred Stock Subscription Agreement and the Certificate of Designations of the Series A Preferred Stock are filed as exhibits to this Current Report on Form 8-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:


99.1  Press Release dated October 20, 1999.

99.2  Certificate of Designations of Series A Convertible Preferred Stock.

99.3 Form of Preferred Stock Subscription Agreement dated as of September 10, 1999 between Voicenet, Inc. and investors.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        VOICENET, INC.

                                        By: /s/ Howard J. Messer
                                           --------------------------------
                                           Name:   Howard J. Messer
                                           Title:  Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1              Press Release dated October 20, 1999.

99.2              Certificate of  Designations of Series A Convertible Preferred
                  Stock.

99.3 Form of Preferred Stock Subscription Agreement dated as of September 10, 1999 between Voicenet, Inc. and investors.